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                                                                EXHIBIT 21

                     MATRIA HEALTHCARE, INC. SUBSIDIARIES
                                March 24, 1997


                                                        Jurisdiction of
                Name                                    Incorporation

*Carelink Corporation                                   Delaware
Clinical-Management Systems, Inc.                       Georgia
*Creative Medical Concepts, Inc.                        Georgia
*East Med Services, Inc.                                Georgia
*EMS Supplies Incorporated                              Georgia
*Healthdyne Financial Services, Inc.                    Georgia
*Healthdyne Home Care Services, Inc.                    Georgia
*Healthdyne Home Care Services, Inc.                    Georgia
*Healthdyne Integrated Alternatives, Inc.               Georgia
*Healthdyne Nursery Products, Inc.                      Delaware
*Healthdyne Maternity Management of Texas, Inc.         Texas
High-Tech Nursing, Inc.                                 Georgia
Maternal Fetal Diagnostic Services, Inc.                Georgia
Matria Healthcare of Illinois, Inc.                     Georgia
Matria of New York, Inc.                                New York
*Monitored Care, Inc.                                   Delaware
National Medical Reproductive Centers, Inc.             California
       Pacific Fertility Centers of California, Inc.    California
       Pacific Fertility Parenting Centers, Inc.        California
*Perinatal Care Alternatives, Inc.                      Georgia
*Perinatal Services Nederland B.V.                      Nederlands
*Shared Care, Inc.                                      Georgia
Specialized Clinical Services, Inc.                     California
Specialized Clinical Services, Inc.                     Delaware
*Tokos Acquisition Corporation                          Delaware
*Tokos Clinical Services Corporation (Portland)         Delaware
*Tokos Clinical Services Corporation (New York)         New York
*Tokos Clinical Services Corporation                    Delaware
*Tokos Medical Management Corporation                   Delaware
*Women's Homecare, Inc.                                 Delaware

*Inactive

Note: The above subsidiaries (except for Perinatal Services Nederland B.V. in which Matria owns a 51% interest and Omni Medical in which Matria owns an 80% interest) are directly 100% owned by Matria Healthcare, Inc.